Press Release

At RFMD®	At TriQuint Semiconductor, Inc.
Doug DeLieto	Grant Brown
VP, Investor Relations	Director, Investor Relations
336-678-7088	+1-503-615-9413
grant.brown@triquint.com

FOR IMMEDIATE RELEASE
November 24, 2014

RF MICRO DEVICES AND TRIQUINT SEMICONDUCTOR
ANNOUNCE CLOSING DATE FOR MERGER

GREENSBORO, N.C. and HILLSBORO, Ore., November 24, 2014 -- RF Micro Devices, Inc. (Nasdaq: RFMD) and TriQuint Semiconductor, Inc. (Nasdaq: TQNT) today announced the two companies have received all necessary shareholder and regulatory approvals to move forward with their previously announced merger of equals and have set Wednesday, December 31, 2014, as the anticipated closing date for the transaction. Trading in the common stock of the new combined company, Qorvo, Inc., is expected to commence on the NASDAQ Global Select Market on January 2, 2015, under the stock ticker symbol ”QRVO.”

TriQuint shareholders will receive 1.675 shares of Qorvo and RFMD shareholders will receive 1 share of Qorvo for each TriQuint or RFMD share held. At the closing of the transaction, the Company will execute a one-for-four reverse stock split.

About TriQuint
Founded in 1985, TriQuint Semiconductor (NASDAQ: TQNT) is a leading RF solutions supplier and technology innovator for the world's top communications, defense and aerospace companies. People and organizations around the world need real-time, all-the-time connections; TriQuint products help reduce the cost and increase the performance of connected mobile devices and the networks that deliver critical voice, data and video communications. With the industry's broadest technology portfolio, recognized R&D leadership, and expertise in high-volume manufacturing, TriQuint creates standard and custom products using gallium arsenide (GaAs), gallium nitride (GaN), surface acoustic wave (SAW) and bulk acoustic wave (BAW) technologies. The company has ISO9001-certified manufacturing facilities in the U.S., production in Costa Rica, and design centers in North America and Germany. For more information, visit www.triquint.com.

About RFMD
RFMD (Nasdaq:RFMD) is a global leader in the design and manufacture of high-performance radio frequency solutions. RFMD's products enable worldwide mobility, provide enhanced connectivity, and support advanced functionality in the mobile device, wireless infrastructure, wireless local area network (WLAN or Wi-Fi), cable television (CATV)/broadband, Smart Energy/advanced metering infrastructure (AMI), and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises, and communications equipment providers. RFMD is an ISO 9001-, ISO 14001-, and ISO/TS 16949-certified manufacturer with worldwide engineering, design, sales and service facilities. For more information, please visit RFMD's web site at www.rfmd.com.
Forward-Looking Statements
This communication contains forward-looking statements, including but not limited to those regarding the proposed business combination between RF Micro Devices, Inc. (“RFMD”) and TriQuint Semiconductor, Inc. (“TriQuint”) (the “Business Combination”) and the transactions related thereto. These statements discuss the anticipated closing of the Business Combination, expected trading of the combined company’s common stock, and similar statements. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: satisfaction of the conditions precedent to consummation of the Business Combination, in a timely manner or at all; and other risks described in RFMD’s and TriQuint’s Securities and Exchange Commission (“SEC”) filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Neither RFMD nor TriQuint undertakes any obligation to update any forward-looking statements.

No Offer or Solicitation
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It
In connection with the proposed Business Combination, Qorvo, Inc., a newly-formed holding company under RFMD (“Qorvo”), has filed with the SEC a Form S-4 (the “Registration Statement”), which was declared effective on July 30, 2014 and which includes a registration statement and a prospectus with respect to Qorvo’s shares to be issued in the Business Combination. The Registration Statement contains important information about the proposed Business Combination and related matters. SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE REGISTRATION STATEMENT CAREFULLY. The Registration Statement and other relevant materials and any other documents filed by Qorvo, RFMD or TriQuint with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders of TriQuint will be able to obtain free copies of the Registration Statement from TriQuint by contacting Investor Relations by mail at TriQuint Semiconductor, Inc., 2300 N.E. Brookwood Parkway, Hillsboro, Oregon 97124, Attn: Investor Relations Department, by telephone at (503) 615-9413, or by going to TriQuint’s Investor Relations page on its corporate website at www.triquint.com; and security holders of RFMD will be able to obtain free copies of the Registration Statement from RFMD by contacting Investor Relations by mail at RF Micro Devices, Inc., 7628 Thorndike Road Greensboro, North Carolina 27409-9421, Attn: Investor Relations Department, by telephone at (336) 678-7088, or by going to RFMD’s Investor Relations page on its corporate web site at www.rfmd.com.

RFMD
TQNT-F
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